BYLAWS

                                       OF

                            MASSIMO ENTERPRISES, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The principal office of the Corporation shall be at 8643 Grenadier Dr., Dallas, Texas 75238.
                     ----------------

         Section 2. Other Offices. The Corporation shall have offices at such other places both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                                     ARTICLE II

                                                    SHAREHOLDERS

         Section 1. Time and Place of Meeting. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

         Section 2. Annual Meeting. Annual meetings of shareholders shall be held on the third Monday of June, if not a legal holiday, and if a legal holiday then on the next business day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may be properly brought before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be called by the President, any Vice-President or the Board of Directors and shall be called by the President, any Vice-President or the Secretary at the request in writing of the holders of at least 10% of the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholder's meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, any Vice-President, Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid and addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

         Section 5. Record Date. For the purpose of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, the Board of Directors may fix in advance a record date to be not less than 10 days nor more than 50 days prior to such meeting, or the Board of Directors may close the stock transfer books for a period of not less than 10 days nor more than 50 days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         Section 6. List of Shareholders. At least 10 days before each meeting of the shareholders, the officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make a complete list, arranged in alphabetical order, of the shareholders entitled to vote at such meeting or any adjournment thereof, including the address of and the number of voting shares held by each. Such list shall be kept on file at the registered office of the Corporation for a period of 10 days prior to such meeting and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the meeting. The original stock transfer books shall be prima facie evidence as to which shareholders may examine such list of transfer books or vote at any meetings of shareholders.

         Section 7. Quorum. The holders of a majority of the issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as otherwise provided by the Texas Business Corporation Act (hereinafter called the "Act"). If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, at which time any business which might have been transacted at the meeting as originally notified may then be transacted. One a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

         Section 8. Voting. When a quorum is present at any meeting of shareholders, the vote of the holders of majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act, the Articles of Incorporation or these Bylaws.

         Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than 11 months.

         Section 9. Action by Unanimous Consent. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
Such consent shall have the same force and effect as a unanimous vote of the shareholders.

         Section 10. Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                                      DIRECTORS

         Section 1. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not otherwise the responsibility of the shareholders under the terms of the Act, the Articles of Incorporation or these Bylaws.

         Section 2. Number of Directors. The number of directors shall be not less than one nor more than nine. At the time these Bylaws are adopted, the number of directors shall be one. The number of directors may be increased or decreased from time to time within these maximum and minimum numbers, but no decrease shall have the effect of reducing the term of any incumbent directors. Directors shall be elected at the annual meeting of shareholders, except as provided in Section 3 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Texas nor shareholders of the Corporation.

         Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. At any annual meeting of shareholders or any special meeting called for such purpose, any director may be removed from office, for or without cause, though his term may not have expired.

         Section 4. Place of Meeting.  The  directors of this  Corporation may hold their  meetings,  both regular and special,  either  within or without the
                    ----------------
State of Texas.

         Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders at the same place, unless, by unanimous consent of the directors then elected and serving, such time or place shall be changed.

         Section 6. Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President, any Vice-President or the Secretary on one's notice to each director, either personally (including telephone notice) or by mail, telegram or other similar method of communication. Special meetings shall be called by the President, any Vice-President or the Secretary in a like manner and on like notice on the written request of at least 50% of the directors.

         Section 8. Quorum and Voting. At all meetings of the Board of Directors the presence of a majority of the number of directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such Committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the Corporate Seal, except as the Act or the Articles of Incorporation require action by the Board of Directors. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any vacancy or vacancies in the Executive Committee shall be filled by the affirmative vote of a majority of the entire Board of Directors.

         The Board of Directors may, by resolution passed by entire board of Directors, designate other committees, each to consist of two or more directors, which shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors.

         The Executive Committee and all other such shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services as directors. However, the Board of Directors may, by resolution, allow a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee may, by resolution of the Board of Directors, be allowed compensation for attending Executive Committee meetings.

         Section 11. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of the Executive Committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all members of the Board of Directors or the Executive Committee, as the case may be. Such consent shall have the same force and effect as an unanimous vote at a meeting.

         Section 12. Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                                       NOTICES

         Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, notice may be personal notice (including telephone notice) or written notice mail, telegram or other similar method of communication, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered when deposited in the United States mail, postage prepaid.

         Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                                      ARTICLE V

                                                 OFFICERS AND AGENTS

         Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may, in its discretion, elect additional Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person, except the office of President and Secretary shall not be held by the same person.

         Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of the shareholders, shall elect a President, who shall be a member of the Board of Directors, and the other officers, who need not be members of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their respective successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the entire Board of Directors then in office.
Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors.

         Section 4. President. The President shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President and such other officers as the Board of Directors may determine shall execute all contracts requiring a seal and shall also execute any mortgages, conveyances or other legal instruments to be made in the name of and one behalf of the Corporation. Nothing herein shall prohibit the delegation of such powers by the Board of Directors to some other agent or attorney-in-fact of the Corporation.

         Section 5. Vice President. The Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the President, perform all duties and exercise the powers of the President. The Vice President or Vice Presidents shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

         Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and any other committees of the Board of Directors when required. The Secretary shall give or cause to be given, notice of meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the President or the Board of Directors. He or she shall keep in safe custody the seal of the Corporation.

         Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the President or the Board of Directors.

         Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements of the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever the Board of Directors may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and shall perform such other duties as may be prescribed by the President or the Board of Directors.

         Section 9. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the President or the Board of Directors.

         Section 10. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                                     ARTICLE VI

                                          CERTIFICATES REPRESENTING SHARES

         Section  1.  Form  of  Certificates.   The  Corporation  shall  deliver
certificates  representing  all  shares  to  which  shareholders  are  entitled.
Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class, and par value (or a statement that the shares are without par value) of the shares. They shall be signed by the President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any office or officers who have been signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate of certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         Should the Corporation be authorized to issue shares of more than one class, each certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the Act.

         Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 3. Transfer of Shares. The shares of Common Stock of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

         Section 4. Registered Shareholder. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                                     ARTICLE VII

                                                 GENERAL PROVISIONS

         Section 1. Dividends. Subject to the provisions of the Act, the Articles of Incorporation and any agreements or obligation of the Corporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with al applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than 50 days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than 50 days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

         Section 2. Reserves. The Board of Directors may, by resolution, create out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion shall deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the Board of Directors may deem beneficial to the Corporation. The Board of Directors may, by resolution, modify or abolish any reserve so created.

         Section 3. Fiscal Year. The fiscal year shall be fixed by resolution of the Board of Directors.

         Section 4. Seal. The Corporation may have a seal which may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced. Any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

         Section 5. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                                    ARTICLE VIII

                                                      INDEMNITY

         The Corporation may indemnify any person (and the heirs, executor and administrators of such person) who is or was a director, officer or employee of the Corporation, or of any other corporation of which the Corporation is directly or indirectly a shareholder or creditor or in which it is in any way interested, and for which he served in the capacity of director, officer or employee at the request of the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any civil or criminal claim, action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise) or in connection with an appeal relating thereto in which he may have become involved as a party or otherwise by reason of being such director, officer or employee. The rights of indemnification provided for in this Article shall be in addition to any right to which any such director, officer or employee may be entitled under any agreement, vote of shareholders, Articles of Incorporation or as a matter of law or otherwise.

                                                     ARTICLE IX

                                                AMENDMENTS TO BYLAWS

         Section 1. Amendment by Board of Directors. These Bylaws may be altered, amended or repealed, except for this provision, at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

         Section 2. Amendment by Shareholders. These Bylaws may also be altered, amended, or repealed, including this provision, at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the share present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

         The foregoing Bylaws were duly adopted as the Bylaws of the Corporation as of ___ June, 1998.






                                                  -----------------------------
                                                              Jason J. Romano